EXHIBIT 21--SUBSIDIARIES OF THE REGISTRANT

Archer-Daniels-Midland Company
Subsidiaries of the Registrant
December 31, 2020

The following is a list of the Company's subsidiaries as of December 31, 2020, except for unnamed subsidiaries which, considered in the aggregate as a single subsidiary, would not constitute a "significant subsidiary" as defined in Regulation S-X of the United States Securities and Exchange Commission (17 CFR 210.1-02(w)).

Entity Name	Country	Domestic Jurisdiction
ADM (Thailand) Ltd	Thailand
ADM Ag Holding Limited	British Virgin Islands
ADM Agriculture Limited	United Kingdom
ADM Agri-Industries Company	Canada
ADM Agro Iberica S. L. U.	Spain
ADM Agro Industries Latur & Vizag Private Limited	India
ADM Agro Industries India Private Limited	India
ADM Agro Industries Kota & Akola Private Limited	India
ADM Agro SRL	Argentina
ADM Agroinvestimentos LTDA	Brazil
ADM Alliance Nutrition of Puerto Rico LLC	United States	Puerto Rico
ADM Americas S de RL	Panama
ADM Andina Peru SRL	Peru
ADM Animal Nutrition Asia Pte. Ltd.	Singapore
ADM Antwerp NV	Belgium
ADM Arkady Ireland Limited	Ireland
ADM Asia-Pacific Trading Pte. Ltd.	Singapore
ADM Australia Holdings I PTY Limited	Australia
ADM Bazancourt SASU	France
ADM Besin ve Tarim Anonim Sirketi	Turkey
ADM Bio Science And Technology (Tianjin) Co Ltd	China
ADM Bio-Productos, S.A. de C.V.	Mexico
ADM Caribbean, Inc	St. Lucia
ADM Chile Comercial LTDA	Chile
ADM Clinton BioProcessing, Inc	United States	Delaware
ADM CZERNIN SA	Poland
ADM Direct Polska SP. ZO.O	Poland
ADM DO Brasil LTDA	Brazil
ADM Dominican Holdings Inc.	United States	Delaware
ADM Dominicana SA	Dominican Republic
ADM Edible Bean Specialties, Inc	United States	Michigan
ADM Europe HoldCo SL	Spain
ADM European Management Holding B.V. & Co. KG	Germany
ADM Export Co	United States	Delaware
ADM Food Technology (Beijing) Co., Ltd.	China

Entity Name	Country	Domestic Jurisdiction
ADM Food Technology (Pinghu) Co LTD	China
ADM France	France
ADM Germany GmbH	Germany
ADM Grain River System Inc.	United States	Delaware
ADM Guatemala Limitada	Guatemala
ADM Hamburg Aktiengesesllschaft	Germany
ADM Holding (Thailand) LTD	Thailand
ADM Holdings LLC	United States	Delaware
ADM Honduras S de RL	Honduras
ADM Industries Centers Ltd	Israel
ADM International Holdings Inc	United States	Delaware
ADM International SARL	Switzerland
ADM Interoceanic Pte. Ltd.	Singapore
ADM Investments Limited	Cayman Islands
ADM Investor Services Inc	United States	Delaware
ADM Investor Services International Limited	United Kingdom
ADM Ireland Receivables Company Limited	Ireland
ADM Japan Ltd	Japan
ADM Mainz GMBH	Germany
ADM MALBORK SA	Poland
ADM Medsofts Sarl	Switzerland
ADM Mexico Inc	United States	Delaware
ADM Mexico SA DE CV	Mexico
ADM Milling Co	United States	Minnesota
ADM Milling Limited	United Kingdom
ADM New Zealand Limited	New Zealand
ADM Olomouc S.R.O.	Czech Republic
ADM Paraguay SRL	Paraguay
ADM Protexin Limited	United Kingdom
ADM Pura Limited - UK	United Kingdom
ADM Razgrad EAD	Bulgaria
ADM Receivables, LLC	United States	Delaware
ADM Rice Inc	United States	Delaware
ADM Ringaskiddy Unlimited Company	Ireland
ADM Romania Trading SRL	Romania
ADM Specialty Ingredients (Europe) B.V.	Netherlands
ADM Spyck GMBH	Germany
ADM Szamotuly SP Z O.O	Poland
ADM Trading Australia Pty. Ltd.	Australia
ADM Trading Company	United States	Delaware
ADM Transportation Company	United States	Delaware
ADM Trucking, Inc	United States	Delaware
ADM Ventures Investment Corp	United States	Delaware
ADM Vietnam CO., LTD	Vietnam

Entity Name	Country	Domestic Jurisdiction
ADM WILD Europe GmbH and Co. KG	Germany
ADM WILD Nauen GmbH	Germany
ADM Wild Netherlands BV	Netherlands
ADM WILD Valencia, S.A.	Spain
ADM Worldwide Holdings LP	Cayman Islands
ADMIS Holding Co Inc.	United States	Delaware
ADMIS Hong Kong LTD	Hong Kong
ADMIS Singapore Pte Limited	Singapore
Agri Port Services, LLC	United States	Delaware
Agri Port Services Investments Ltd.	Cayman Islands
Agricolas Madagascar SARLU	Madagascar
Agrinational Insurance Company	Cayman Islands
Agro-Management Services	France
Agrograin LTD	Cayman Islands
Alfrebro LLC	United States	Ohio
Alfred C Toepfer International Netherlands BV	Netherlands
Alimentos Texo SA de CV	Mexico
American River Transportation Co., LLC	United States	Delaware
Archer Daniels Midland (UK) Limited	United Kingdom
Archer Daniels Midland Asia Pacific, Ltd.	Hong Kong
Archer Daniels Midland Erith LTD	United Kingdom
Archer Daniels Midland Europe BV	Netherlands
Archer Daniels Midland Europoort BV	Netherlands
Archer Daniels Midland Nederland BV	Netherlands
Archer Daniels Midland Singapore PTE LTD	Singapore
Arinos Unlimited	Trinidad
AT Holdings II Company	United States	Delaware
Balanceados Nova SA Balnova	Ecuador
Barbados Mills Limited	Barbados
Bela Vista Bio Etanol Participacoes LTDA	Brazil
Bern Aqua	Belgium
BioPolis SL	Spain
CI ADM Colombia Ltda.	Colombia
Controladora ADM, Sa De Cv	Mexico
Crosswind Petfoods Inc.	United States	Kansas
Daavision BV	Netherlands
Eatem Corporation	United States	Delaware
Epicore Bionetworks INC	Canada
Erich Ziegler GmbH	Germany
Evialis France	France
Filozoo SRL	Italy
Florida Chemical Company LLC	United States	Delaware
Global Cocoa Holdings LTD	Cayman Islands
Golden Peanut Company LLC	United States	Georgia

Entity Name	Country	Domestic Jurisdiction
GP Blanching, Inc.	United States	Georgia
Guyomarc'h - VCN Company Limited	Vietnam
Guyomarc'h Vietnam CO LTD	Vietnam
HFR Shipping Company Ltd	The Republic of the Marshall Islands
Holding P & A Asia Company Limited	Thailand
HRA Shipping Company Ltd	The Republic of the Marshall Islands
HTI Shipping Company Ltd	The Republic of the Marshall Islands
Jamaica Flour Mills Limited	Jamaica
LLC ADM Ukraine	Ukraine
Malta Industries SA de CV	Mexico
Malta-Texo De Mexico SA de CV	Mexico
Master Mix of Trinidad Unlimited	Trinidad
Medsofts for Import Co	Egypt
Medsofts for Investment LLC	Egypt
Medsofts Company LLC	Egypt
Medsofts Trading Co	Egypt
Mepla Comercio e Navegacao Ltda	Brazil
Naviera Chaco SRL	Paraguay
Neovia	France
Neovia Nutricao E Saude Animal LTDA	Brazil
Neovia Philippines Inc	Philippines
North Star Shipping S.R.L.	Romania
P & A Marketing SA	Switzerland
Pancosma France SAS	France
Pancosma SA	Switzerland
Pancosma (Shanghai) Feed Additives CO LTD	China
Premiere Agri Technologies of Mexico Inc	United States	Delaware
Pura Foods LTD	United Kingdom
Rodelle Inc.	United States	Colorado
Sermix	France
Setna Nutricion SA	Spain
Societe Industrielle Des Oleagineux	France
Southern Cellulose Products, Inc	United States	Tennessee
Soy Investors, LLC	United States	Iowa
Specialty Commodities, LLC	United States	North Dakota
Sul Mineira Alimentos LTDA	Brazil
Szabadegyhazai Szolgaltato es Vagyonkezeklo KFT	Hungary
Toepfer International Trading (Shanghai) Co., LTD.	China
Vantage Corn Processors LLC	United States	Delaware
WILD Amazon Flavors Ltda	Brazil
Wild Flavors Austria GmbH	Austria
Wild Flavors, Inc.	United States	Delaware

Entity Name	Country	Domestic Jurisdiction
Wild Flavors International GmbH	Switzerland
Wild Flavors Singapore Pte. Ltd.	Singapore
Wild Intermare GmbH	Germany
Wild Russia LLC	Russia
Wisium SA (PTY) LTD	South Africa